                                                                      EXHIBIT 11




                         AMERICAN HOMESTAR CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                                        THREE MONTHS ENDED
                                                                              --------------------------------------
                                                                              FEBRUARY 29, 1996    FEBRUARY 28, 1997
                                                                              -----------------    -----------------
Weighted average number of common shares outstanding  . . . . . .                     9,432,265           10,789,020
Dilutive effect of stock options  . . . . . . . . . . . . . . . .                       321,986              437,383
                                                                              -----------------    -----------------
Weighted average number of common and common equivalent shares
    outstanding   . . . . . . . . . . . . . . . . . . . . . . . .                     9,754,251           11,226,403
                                                                              =================    =================
                                                                                 $    2,028,000         $  3,110,000
                                                                              =================    =================
Earnings per common share-primary . . . . . . . . . . . . . . . .                $         0.21         $       0.28
                                                                              =================    =================


                                                                                        THREE MONTHS ENDED
                                                                              --------------------------------------
                                                                              FEBRUARY 29, 1996    FEBRUARY 28, 1997
                                                                              -----------------    -----------------
Weighted average number of common shares outstanding  . . . . . .                     9,432,265           10,789,020
Dilutive effect of stock options  . . . . . . . . . . . . . . . .                       306,904              453,122
                                                                              -----------------    -----------------
Weighted average number of common and common equivalent shares
    outstanding   . . . . . . . . . . . . . . . . . . . . . . . .                     9,739,169           11,242,142
                                                                              =================    =================
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .                $    2,028,000         $  3,110,000
                                                                              =================    =================
Earnings per common share-fully diluted . . . . . . . . . . . . .                $         0.21         $       0.28
                                                                              =================    =================


                                                                                        NINE MONTHS ENDED
                                                                              --------------------------------------
                                                                              FEBRUARY 29, 1996    FEBRUARY 28, 1997
                                                                              -----------------    -----------------
Weighted average number of common shares outstanding  . . . . . .                     9,429,943           10,781,778
Dilutive effect of stock options  . . . . . . . . . . . . . . . .                       228,130              416,038
                                                                              -----------------    -----------------
Weighted average number of common and common equivalent shares
    outstanding   . . . . . . . . . . . . . . . . . . . . . . . .                     9,658,073           11,197,816
                                                                              =================    =================
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .                $    6,423,000         $  9,713,000
                                                                              =================    =================
Earnings per common share-primary . . . . . . . . . . . . . . . .                $         0.67         $       0.87
                                                                              =================    =================


                                                                                        NINE MONTHS ENDED
                                                                              --------------------------------------
                                                                              FEBRUARY 29, 1996    FEBRUARY 28, 1997
                                                                              -----------------    -----------------
Weighted average number of common shares outstanding  . . . . . .                     9,429,943           10,781,778
Dilutive effect of stock options  . . . . . . . . . . . . . . . .                       306,904              416,038
                                                                              -----------------    -----------------
Weighted average number of common and common equivalent shares
    outstanding   . . . . . . . . . . . . . . . . . . . . . . . .                     9,736,847           11,197,816
                                                                              =================    =================
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .                $    6,423,000         $  9,713,000
                                                                              =================    =================
Earnings per common share-fully diluted . . . . . . . . . . . . .                $         0.66         $       0.87
                                                                              =================    =================